[Letterhead of Sherrill & Roof LLP]


                                 July 31, 1998



First Citizens Bancorporation of South Carolina, Inc.
1230 Main Street
Columbia, SC 29201

RE:  Our File 1.377

Ladies and Gentlemen:

We have acted as counsel to First Citizens Bancorporation of South Carolina, Inc.("Company") in connection with the preparation of a Registration Statement on Form S-4, including the form of Prospectus contained therein (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for purposes of registering under the Act (i) issuance and sale to FCB/SC Capital Trust I (the "Issuer Trust") of up to $50,000,000 in 8.25% Junior Subordinated Debentures (the "Junior Subordinated Debentures") pursuant to the terms of a certain Junior Subordinated Indenture dated March 24, 1998 entered into by and between Company and Bankers Trust Company, as Trustee thereunder, in the form filed as Exhibit 4.3 to the Registration Statement (the "Junior Subordinated Indenture"), (ii) the issuance and sale by the Issuer Trust of up to $50,000,000 aggregate liquidation amount of 8.25% Capital Securities (the "Capital Securities"), and (iii) the issuance by Company of its guarantee of the Capital Securities pursuant to and to the extent provided in a certain Guarantee Agreement proposed to be entered into by and between Company and Bankers Trust Company, as Guarantee Trustee thereunder, in the form filed as Exhibit 4.2 to the Registration Statement (the "Guarantee Agreement").

In connection with rendering the opinion set forth in this letter, we have examined or relied upon copies of the following documents:

      1.    the Registration Statement and the Prospectus contained therein;

      2. the Junior Subordinated Indenture filed as Exhibit 4.3 to the Registration Statement;

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First-Citizens Bancorporation (S.C.)
July 31, 1998
Page 2


      3. the form of Junior Subordinated Debentures filed as Exhibit 4.6 to the Registration Statement; and

      4. the form of Guarantee Agreement filed as Exhibit 4.2 to the Registration Statement.

In rendering the opinion set forth in this letter, we have also examined the minutes of proceedings of Company's Board of Directors and such certificates of public officials, records and other certificates and instruments as we have deemed necessary for the purposes of the opinion expressed herein.

In delivering this letter, we have assumed (i) the authenticity of all documents submitted to us as originals and the conformity to the original or certified copies of all documents submitted to us as conformed or reproduction copies,
(ii) that the minutes of proceedings of Company's Board of Directors are accurate and complete and contain minutes of all actions pertaining to the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, and the transactions described therein, (iii) that the final, executed versions of all relevant documents including the Junior Subordinated Debentures and the Guarantee Agreement, will be identical in all material respects to the versions reviewed by us, and (iv) that the Junior Subordinated Debentures will be issued and sold on the terms described in the Junior Subordinated Indenture and the Registration Statement.

Based upon and subject to the foregoing, as well as the qualifications set forth in subsequent portions of this letter, we are of the opinion as of this date that, (i) when the Registration Statement has become effective, and upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and compliance with the securities or "blue sky" laws of various jurisdictions in which the Capital Securities will be offered or sold,
(ii) when the Guarantee Agreement has been properly executed and delivered by Company and by the Guarantee Trustee, respectively, and (iii) when the Junior Subordinated Debentures have been executed, authenticated and delivered in accordance with the terms of the Junior Subordinated Indenture, then the Junior Subordinated Debentures and the Guarantee Agreement will be valid, binding and legal obligations of Company.


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First-Citizens Bancorporation (S.C.)
July 31, 1998
Page 3


In  rendering  the  opinion  set  forth  above,   we  have  assumed,   without
independent verification, that

1. The parties to the Junior Subordinated Indenture, the Guarantee and the Junior Subordinated Debentures other than Company have the corporate power and authority to execute, deliver and perform their respective obligations thereunder;

2. No event will take place subsequent to the date hereof that would cause any action in connection with the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, or the transactions described therein to fail to comply with any law, rule, regulation, order, judgment, decree or duty, or that would permit any party to cancel, rescind, or otherwise avoid any act;

3. All certificates of public officials have been properly given and are accurate and complete;

4. There has been no mutual mistake of fact, fraud, duress or undue influence in connection with the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, or the transactions described therein, and the conduct of the parties to such documents has complied with any requirement of good faith, fair dealing and conscionability;

5. There are no agreements or understandings, or any usage of trade or course of dealing, among the parties that, in any case, would define, supplement or qualify the terms of the Junior Subordinated Indenture, the Junior Subordinated Debentures, the Guarantee Agreement, or the transactions described therein.

In addition, the opinion and statements set forth in this letter are expressly limited and qualified as follows:

(1) The opinion expressed herein is limited to matters of South Carolina law and the federal laws of the United States of America. We point out that the Junior Subordinated Indenture, the Junior Subordinated Debentures and the Guarantee Agreement are governed by New York law. We are not admitted to practice in New York, and we have assumed for purposes of the opinion expressed herein that the laws of such other jurisdiction conform to the laws of South Carolina.


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First-Citizens Bancorporation (S.C.)
July 31, 1998
Page 4


(2) Our opinion is limited to the matters expressly stated herein, and no opinion may be inferred or implied beyond the matters expressly stated.

(3) The enforceability of all or various provisions of the Junior Subordinated Indenture, the Junior Subordinated Debentures and the Guarantee Agreement may be limited by (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect relating to or limiting the enforcement of creditors' rights generally,
      (ii) general principles of equity and applicable laws or court decisions limiting the availability of specific performance, injunctive relief and other equitable remedies, and (iii) federal and/or state bank holding company, commercial bank, savings bank, thrift institution and deposit insurance laws and regulations, and the application of principles of public policy underlying such laws and regulations.

(4) We express no opinion herein as to the enforceability of any choice of law or indemnification provisions contained in the Junior Subordinated Indenture, the Junior Subordinated Debentures or the Guarantee Agreement.

(5) Except as otherwise expressly specified herein, the opinion herein is limited to matters in existence as of the date hereof, and we undertake no responsibility to revise or supplement this letter or the opinion herein to reflect any change in the law or facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Sherrill and Roof, L.L.P. under the caption "Legal Matters" in the Registration Statement.

                                    Yours truly,



                                    /s/ Sherrill and Roof, L.L.P.